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EXHIBIT 5.2

CONSENT OF CASSELS BROCK & BLACKWELL LLP

We hereby consent to the reference to our opinions contained under "Eligibility for Investment" and "Canadian Federal Income Tax Considerations" in the Registration Statement on Form F-10 of Central Gold-Trust. In giving this consent, we do not acknowledge that we come within the category of persons whose consent is required by the U.S. Securities Act of 1933 or the rules and regulations thereunder.

/s/ Cassels Brock & Blackwell LLP
Toronto, Canada

March 22, 2007

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CONSENT OF CASSELS BROCK & BLACKWELL LLP